UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2026

CDT Equity Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41245	87-3272543
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4851 Tamiami Trail North, Suite 200, Naples, FL	34103
(Address of principal executive offices)	(Zip Code)

(646) 491-9132

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CDT	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock	CDTTW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on August 28, 2026, at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of CDT Equity Inc. (the “Company”), stockholders approved the issuance of shares of common stock, par value $0.0001 per share (the “Common Stock”), underlying pre-funded warrants (the “Pre-Funded Warrants”) to purchase 12,131,770 shares of Common Stock issued to certain stockholders (the “Investors”) of Sarborg Limited, a Cayman Islands exempted company (“Sarborg”), pursuant to that certain Securities Purchase Agreement, dated July 30, 2026 (the “Purchase Agreement”). Subsequently, the Investors exercised all Pre-Funded Warrants on a cashless basis, and the Company issued 12,131,122 shares of Common Stock. Following the cashless exercise of the Pre-Funded Warrants, the issuance of shares pursuant to the Company’s at-the-market offering program, and other recent issuances, the total number of shares of Common Stock issued and outstanding as of August 31, 2026 was 13,693,866 shares. As a result, the Company’s market capitalization, based on the closing price per share of the Company’s Common Stock on August 31, 2026, was approximately $23.0 million, and the Company’s stockholders’ equity, as reported on the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, was approximately $103 million. Accordingly, the Company no longer has any outstanding deficiencies with The Nasdaq Stock Market LLC.

The foregoing description of the Purchase Agreement and Pre-Funded Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and Pre-Funded Warrant, copies of which are filed as Exhibits 10.1 and 4.1 to the Company’s Current Report on Form 8-K filed on July 31, 2026, and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDT EQUITY INC.

September 1, 2026	By:	/s/ James Bligh
	Name:	James Bligh
	Title:	Chief Executive Officer and Chief Financial Officer